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                                                                    EXHIBIT 99.1



Wednesday January 2, 9:46 am Eastern Time

Press Release

SOURCE: Active IQ Technologies, Inc.

Active IQ Technologies Selected by Stellent as
Worldwide Partner for Vertical Hosted Solutions

MINNEAPOLIS, Jan. 2 /PRNewswire/ --

Active IQ Technologies, Inc. (Nasdaq: AIQT - news), a leading provider of hosted applications and services, today announced that it has signed an worldwide license agreement with Stellent, Inc. (Nasdaq: STEL - news) to embed Stellent Content Management software in its vertical market solutions.

The solutions developed by Active IQ will extend the reach of the Stellent Content Management system to users seeking solutions developed to address the needs of specific vertical markets and made available in a hosted environment with minimal initial investment.

"We are looking forward to continuing and expanding our relationship with Active IQ Technologies in this new venture," said Vern Hanzlik, Stellent's President and CEO. "We see the potential for rapid growth in the area of vertically focused hosted content management solution delivery. We are confident that Active IQ will develop numerous opportunities in this expanding area."

Active IQ Technologies President and CEO, D. Bradly Olah noted, "We are excited to have this opportunity and believe the superior platform provided by Stellent will allow us to rapidly deploy solutions and leverage our vertical market expertise into a rapidly growing business."

Stellent Content Management Features

Stellent Content Management, formerly known as Xpedio Content Management, rapidly deploys scalable content-centric Web sites and manages business and Web content for other e-business applications, such as enterprise portals and business commerce applications. The system Web-enables business content by aggregating content from multiple sources, converting it to Web formats, managing and publishing it to the Web, and personalizing it for specific audiences, devices and applications. Stellent Content Management allows anyone, from one to thousands of users, to easily contribute content via a browser in any format and automatically convert it to a variety of Web formats, such as PDF, HTML, XML, WML and cHTML. The system also integrates with existing security systems and provides business personalization features. For information on how to obtain the Stellent Content Management system, contact Stellent at 1-800-989-8774.

About Stellent, Inc.

Stellent, Inc. ( http://www.stellent.com ), formerly known as IntraNet Solutions, is a global provider of enterprise content management solutions for scalable business Web sites. The company has been ranked one of the top three content management vendors by industry analyst firms Gartner Dataquest, Forrester Research and Aberdeen Group, and has more than 1,500 customers, including much of the Global 2000. Its customer roster includes Merrill Lynch, Agilent Technologies, Target Corp., Cox Communications, Yahoo!, Hewlett-Packard and Ericsson Telecom AB. Stellent, with more than 485 employees, is headquartered in Eden Prairie, Minn. and maintains offices throughout the United States, Europe and Asia-Pacific.



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About Active IQ Technologies, Inc.

Active IQ Technologies, Inc. ( http://www.activeiq.com ) provides hosted applications and services. Active IQ is headquartered in Minneapolis, Minn.

Any forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risk and uncertainties including, without limitation, risks of intellectual property litigation, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company's products, risks of downturns in economic conditions generally and in the Web content management tools and intranet information management markets specifically, risks associated with competition and competitive pricing pressures, risks associated with foreign sales and higher customer concentration and other risks detailed in the Company's filings with the Securities and Exchange Commission.

SOURCE: Active IQ Technologies, Inc.